UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 9, 2007

River Rock Entertainment Authority
(Exact name of registrant as specified in its charter)

Not Applicable	333-115186	68-0490898
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3250 Highway 128 East		95441
Geyserville, California
(Address of principal executive offices)		(Zip Code)

(707) 857-2777
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 5.02(b).  Departure of Directors or Principal Officers

On April 9, 2007, Mr. David Wolfe resigned as Chief Financial Officer of the Authority, effective immediately.  The resignation will have no impact on the financial reporting of the Authority.  Effective immediately, Mr. Jacob Coughlin, the Assistant Financial Controller of the Authority, will act as the Principal Financial Officer while the Authority conducts a search for a new Chief Financial Officer.  Mr. Coughlin has been the Assistant Financial Controller of the Authority since April 2006 and will continue to act in that capacity.  Mr. Coughlin was our Financial Analyst from 2004 to April 2006.  Mr. Coughlin has been overseeing the preparation and review of all our financial reporting.  Previously, he was an accountant at Advance: Solar, Hydro, Wind Power Company in Calpella, California from 2003 to 2004, and Tax Manager at Robertson, Cahill & Associates, CPAs in Lakeport, California from 2002 to 2003.

Mr. Coughlin will work with Ms. Shelly Mathis to lead our finance staff.  Ms. Mathis was appointed as the Authority’s Controller in March 2007 and will continue to act in that capacity.  Ms. Mathis has more than ten years of financial and accounting experience, serving most recently as Chief Financial Officer of the Nisqually Red Wind Casino in Olympia, Washington.  Prior to that, she was Director of Finance for the Nooksack River Casino in Bellingham, Washington.

The Authority will begin a search for a replacement Chief Financial Officer immediately.

The information in this Current Report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 12, 2007

River Rock Entertainment Authority

By:	/s/ Shawn S. Smyth
Shawn S. Smyth
Chief Executive Officer